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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                 June 22, 2000


Com21, Inc.
760 Tasman Drive
Milpitas, California 95035

        Re:   Com21, Inc. - Registration Statement on Form S-8

Dear Ladies and Gentlemen:

        We have acted as counsel to Com21, Inc., a Delaware Corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 4,965,237 shares of Common Stock (the "Shares") authorized for issuance under the Company's (i) 1998 Stock Incentive Plan (the "Incentive Plan"), (ii) 1998 Employee Stock Purchase Plan (the "Purchase Plan"), and (iii) 2000 Stock Option Plan (the "Option Plan") (collectively, the "Plans").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with (i) the establishment of the Option Plan, and (ii) the amendment of the Incentive Plan and the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan or the Option Plan and in accordance with the Registration Statement, (b) provisions of duly authorized stock issuances effected under the Incentive Plan and in accordance with the Registration Statement, or (c) provisions of duly authorized stock purchase rights under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, or the Shares.


                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP